                 1281 Murfreesboro Road
Nashville, Tennessee 37217

PRESS RELEASE

Release Date:  December 5, 2006  PR 06-14

Investor Relations contact:
William J. Harter
Senior Vice President Corporate Development, Banking & Finance
Phone: (901) 541-3399
Fax: (901) 366-3875
Email: bill.harter@directgeneral.com

DIRECT GENERAL CORPORATION ENTERS INTO MERGER AGREEMENT WITH PRIVATE EQUITY GROUP

DIRECT SHAREHOLDERS TO RECEIVE $21.25 PER SHARE IN AN ALL-CASH TRANSACTION

Nashville, Tenn.— December 5, 2006 — Direct General Corporation (“Direct General”) (NasdaqGS: DRCT) announced today that it has entered into a definitive merger agreement with Elara Holdings, Inc. ("Elara"), an affiliate of Fremont Partners (“Fremont”) and Texas Pacific Group ("TPG"), under which Elara will acquire Direct General. In the transaction, Direct General’s shareholders will receive $21.25 in cash for each share of Direct General common stock they hold, a 28.71% premium to the closing price of $16.51 on December 4, 2006. The total value of the transaction, including debt, is approximately $628.2 million.

“Fremont Partners and TPG are successful investors with strong track records in helping companies meet their full potential. The firms are committed to supporting our dedicated management team and approximately 2,500 employees by expanding our product line, geographic reach and customer service which has already made us an industry leader and an essential resource to hundreds of thousands of American drivers,” said William C. Adair, Jr. Chairman & CEO. “We are also delighted our shareholders can enjoy a significant premium on their investment in Direct General.”

In a joint statement, the investors said, "We look forward to supporting the management team at Direct to build on the success of its founders, the Adair family, and of all its employees and to bring additional resources for the benefit of its valued customers."

The Board of Directors of Direct General, upon recommendation of a special committee comprised solely of independent directors, has unanimously approved the merger agreement and has resolved to recommend that Direct General's shareholders approve the agreement. The closing of the transaction is subject to receipt of government and regulatory approvals, including state insurance and financial regulatory approvals, the approval of the holders of a majority of the shares of Direct General’s outstanding common stock, and other closing conditions. The William C. Adair trust, a principal shareholder of Direct General, has entered into a voting agreement with Elara pursuant to which it has agreed to vote all of the shares of Direct General owned by it in favor of the merger. Upon completion of the transaction, Direct General will become a privately held company, and its common stock will no longer be publicly traded. Stock options of certain key officers and employees of Direct General will be assumed by Elara upon consummation of the transaction. Under the terms of the transaction, Direct General will cease paying its regular quarterly cash dividends, other than the previously announced dividend to be paid on or before December 15.

Elara has received equity and debt financing commitments for the full amount of the merger consideration, subject to receipt of government and regulatory approvals and satisfaction of other customary closing conditions. Consummation of the transaction is conditioned upon Elara closing on the committed debt financing and Elara will be obligated to pay a termination fee to Direct General if the transaction is terminated by Elara or Direct General due solely to a failure to obtain the financing.

SunTrust Robinson Humphrey acted as financial advisor to the special committee of Direct General’s board of directors in connection with the transaction and provided a fairness opinion to the Board of Directors of Direct General. Bear, Stearns & Co. Inc. acted as financial advisor to Fremont and TPG. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC acted as legal advisor to Direct General; Dorsey & Whitney LLP acted as legal advisor for the special committee of the Board of Directors of Direct General; Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Fremont; and Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor to TPG.

About Direct General

Direct General (NasdaqGS: DRCT) is an insurance holding company based in Nashville, which, through its subsidiaries, provides nonstandard personal automobile insurance, term life insurance, premium finance, and other consumer products and services primarily in the southeastern United States. Direct General integrates insurance, premium finance and agency subsidiaries under one organization. Products and services are sold directly to the customer through more than 500 neighborhood sales offices staffed primarily by salaried employees. Its website may be found at www.direct-general.com.

About Fremont Partners

Fremont Partners, founded in 1991, is a private investment partnership that has managed more than $2 billion of equity investments in 22 companies, representing a total transaction value of $5.6 billion. With offices in San Francisco and Boston, Fremont invests across a diverse range of industries, including financial services, business services, food and consumer products, healthcare, building products, and industrial manufacturing. Fremont Partners makes substantial equity investments in operating companies, typically with enterprise values up to $1 billion, and seeks to build long term sustainable value by working with management teams to implement strategic and operating initiatives. Its website may be found at www.fremontpartners.com.

About TPG

Texas Pacific Group is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. Texas Pacific Group seeks to invest in world-class franchises across a range of industries, including financial services (Ariel Reinsurance, Fidelity National Information Services, LPL Financial Services), technology (Freescale Semiconductor, Lenovo, MEMC, ON Semiconductor, Seagate, SunGard), industrials (Altivity Packaging, British Vita, Grohe, Kraton Polymers, Texas Genco), retail/consumer (Debenhams, Ducati, J. Crew, Neiman Marcus, Petco), airlines (America West, Continental), media and communications (Findexa, MGM, TIM Hellas), and healthcare (IASIS Healthcare, Oxford Health Plans, Quintiles Transnational), among others. Visit www.texaspacificgroup.com.

Important Additional Information Will be Filed with the SEC

In connection with the proposed merger, Direct General will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Direct General at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Direct General Investor Relations, telephone: (901) 541-3399 or on investor relations page of Direct General's website at www.direct-general.com.

Direct General and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers, which may be different than those of Direct General’s shareholders generally, is included in Direct General's proxy statements and Annual Reports on Form 8-K previously filed with the Securities and Exchange Commission, and will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's Web site at www.sec.gov and from Direct General Investor Relations, telephone: (901) 541-3399 or on the investor relations page of Direct General's website at www.direct-general.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This document contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar and related expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on Direct General. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of Direct General may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meeting; (2) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (3) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or (4) other factors that may be referred to in Direct General’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by Direct General will not materially and adversely affect future events. Security holders are cautioned not to place undue reliance on any forward-looking statements made by Direct General or on its behalf. Forward-looking statements speak only as of the date the statement was made. Direct General assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If Direct General does update any forward-looking statement, no inference should be drawn that Direct General will make additional updates with respect to that statement or any other forward looking statements. Please refer to the reports that Direct General files from time to time with the Securities and Exchange Commission on Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause Direct General’s actual results to differ from its current expectations and from the forward-looking statements contained in this press release.